EXHIBIT 99.1

Repros Gives Update on Androxal(R) With Respect to Recent FDA Advisory Panel Outcome and Announces Upcoming Presentation at Biocentury

THE WOODLANDS, Texas, Sept. 22, 2014 (GLOBE NEWSWIRE) -- Repros Therapeutics Inc.® (Nasdaq:RPRX) today announced that the conclusions of the FDA Advisory Panel that met on Wednesday, September 17, 2014, to discuss the appropriate population suited to testosterone replacement therapy (TRT), were not directly applicable to Androxal®, the Company's leading drug designed for the treatment of secondary hypogonadism, since Androxal® is not a form of testosterone. The FDA panelists voted to recommend that testosterone replacement class label should be revised, narrowing the treatment option to those with indications such as testes, pituitary or hypothalamus impairment, and excluding age-related hypogonadism, which the panel considered as a normal sign of aging.

The Company believes that for the majority of hypogonadal men in the general population suffering from secondary hypogonadism, as described in the European Male Aging Study (Tajar et al JECM 2010), their condition is neither idiopathic nor age-related, but is typically associated with obesity. These men typically have functional but under-stimulated testes due to suppressed gonadotropins. The Company believes that Androxal® can restore normal function in the hypothalamic-pituitary-testes (HPT) axis. By raising endogenous testosterone through the use of Androxal®, the Company believes this disorder can potentially be reversed in conjunction with diet and exercise to induce weight loss. The Company further believes that proper diagnosis is imperative before considering treatment. Androxal® is currently the only drug in Phase 3 development to treat secondary hypogonadism.

Dr. Frederick Wu, Professor of Medicine and Endocrinology, University of Manchester, Manchester, United Kingdom, and Principal Investigator on the European Male Aging Study, commented, "Although T replacement is a well-accepted indication for the treatment of patients with classical (pathological and irreversible) primary or secondary hypogonadism, there is currently no approved therapy of the much more common (functional and potentially reversible) secondary hypogonadism associated with obesity, irrespective of age. In the majority of these men, traditional T treatment is not only inappropriate because of further suppression of gonadotropins, but indeed may be counterproductive, particularly in those still seeking fertility."

Joseph S. Podolski, President and CEO of Repros Therapeutics, will be presenting at the Biocentury's Newsmakers in the Biotech Industry in New York City on Friday, September 26, 2014 at 1:30 PM (ET).

A live and archived webcast of the presentation will be available on the "Events" section of the Company's website, http://www.reprosrx.com.

About Repros Therapeutics Inc. ®

Repros Therapeutics focuses on the development of small molecule drugs for major unmet medical needs that treat male and female reproductive disorders.

Any statements made by the Company that are not historical facts contained in this release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are subject to various risks, uncertainties and other factors that could cause the Company's actual results, performance or achievements to differ materially from those expressed or implied by such forward-looking statements. These statements often include words such as "may," "will," "expect," "anticipate," "continue," "estimate," "project," "intend," "believe," "plan," "seek," "could," "can," "should" or similar expressions. These statements are based on assumptions that the Company has made in light of the Company's experience in the industry, as well as the Company's perceptions of historical trends, current conditions, expected future developments and other factors the Company believes are appropriate in these circumstances. Forward-looking statements include, but are not limited to, those relating to planned clinical studies and the timing and nature of the results thereof, the impact of the studies on the Androxal® label and the commercial potential of Androxal® and the timing of the Company's expected filing of an NDA for Androxal®. Such statements are based on current expectations that involve a number of known and unknown risks, uncertainties and other factors that may cause actual events to be materially different from those expressed or implied by such forward-looking statements, including the ability to have success in the clinical development of the Company's technologies, the reliability of interim results to predict final study outcomes, the ability to protect the Company's intellectual property rights and such other risks as are identified in the Company's most recent Annual Report on Form 10-K and in any subsequent quarterly reports on Form 10-Q. These documents are available on request from Repros Therapeutics or at www.sec.gov. Repros disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

For more information, please visit the Company's website at http://www.reprosrx.com.

CONTACT: Investor Relations:
         Thomas Hoffmann
         The Trout Group
         (646) 378-2931
         thoffmann@troutgroup.com